Exhibit 10.3

EMERALD EXPOSITIONS EVENTS, INC.
2017 OMNIBUS EQUITY PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of [June 3, 2019] (the “Date of Grant”), is between Emerald Expositions Events, Inc., a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on the signature page hereto (the “Optionee”).
Section 1.            Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of such number of Shares (“Option Shares”) as is set forth on the signature page hereto (subject to adjustment as provided in Section 12 of the Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan (as may be amended from time to time, the “Plan”)) on the terms and conditions set forth in this Agreement and in the Plan, a copy of which is being delivered to the Optionee concurrently herewith and is made a part hereof as if fully set forth herein.  The grant shall be effective upon the execution of this Agreement by both parties hereto.  Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.  The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.
Section 2.            Purchase Price.  The price (the “Option Price”) at which the Optionee shall be entitled to purchase Option Shares upon the exercise of the Option shall be the price per Share set forth on the signature page hereto (subject to adjustment as provided in Section 12 of the Plan).
Section 3.            Term of Option.  The Option shall be exercisable to the extent and in the manner provided herein until the close of business on the day preceding the 10th anniversary of the Date of Grant (the “Term”); provided, however, that the Option may be earlier terminated as provided in Section 6, 7 or 8 hereof.
Section 4.            Exercisability of Option.
4.1.            Vesting.  Subject to the provisions of this Agreement and the Plan, the Option shall vest and become exercisable in accordance with the following schedule:
(a) Prior to the first anniversary of the Date of Grant, the Option may not be exercised;
(b) On or after the first anniversary of the Date of Grant but before the second anniversary of the Date of Grant, the Option may be exercised to acquire up to 33.3% of the aggregate number of Option Shares;
(c) On or after the second anniversary of the Date of Grant but before the third anniversary of the Date of Grant, the Option may be exercised to acquire up to 66.6% of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option;
(d) On or after the third anniversary of the Date of Grant, the Option may be exercised to acquire up to 100% of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option.
(e)              Notwithstanding the foregoing, if a Change in Control occurs and the Optionee is Terminated by the Company or a Subsidiary within 3 months before or 18 months after the Change in Control (other than a Termination of the Optionee for Cause), the Option shall become 100% vested and exercisable. For purposes of this Agreement, “Cause” shall have the meaning given to such term in the Employment Agreement between the Recipient and Emerald Expositions, LLC dated as of May 22, 2019 (the “Employment Agreement”).
The portion of the Option which becomes vested and exercisable as described in this Section 4.1 is hereinafter referred to as the “Vested Portion.”
Section 5.            Manner of Exercise and Payment.
5.1.            Notice of Exercise.  The Option shall be exercised when written notice of such exercise in substantially the form attached hereto as Exhibit A or such other form as the Committee may require from time to time (the “Exercise Notice”), signed by the person entitled to exercise the Option, has been delivered to the Company in accordance with the provisions of Section 9.6 hereof. The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of Option Shares in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by the Optionee’s legal representative.
5.2.            Deliveries.  The Exercise Notice described in Section 5.1 shall be accompanied by payment of the full Option Price for the Option Shares in respect of which the Option is being exercised, together with any withholding taxes that may be due as a result of the exercise of the Option, such payment to be made by delivery to the Company of (a) a certified or bank check payable to the order of the Company, or (b) cash by wire transfer or other immediately available funds to an account designated by the Company.  Alternatively, the Committee may in its sole discretion permit the Optionee to (x) utilize a broker-assisted “cashless exercise” program, (y) have withheld from the number of Option Shares otherwise issuable following the exercise of the Option the number of Option Shares having a Fair Market Value equal to the exercise price and/or withholding amount due (up to the maximum statutory rate) in accordance with applicable law or (z) allow another method or combination of methods under procedures established by the Company.
5.3. Issuance of Shares.  Subject to Section 18.2 of the Plan, upon receipt of the Exercise Notice and full payment for the Option Shares in respect of which the Option is being exercised, the Company shall take such action as may be necessary under applicable law to cause the issuance to the Optionee of the number of Option Shares as to which the Option was exercised and the Optionee shall cooperate to the fullest extent requested by the Company (including by executing such documents and providing such information) as may be necessary to effect the issuance of such Option Shares in compliance with all applicable law.  If the Optionee fails to make any of the deliveries required by Section 5.2 of this Agreement, the Optionee’s exercise shall not be given effect and the Shares shall not be issued to the Optionee.
5.4. Shareholder Rights.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full Option Price for the number of Option Shares in respect of which the Option was exercised and any withholding taxes due, (b) the Company shall have issued the Option Shares to the Optionee and (c) the Optionee’s name shall have been entered as a holder of record on the books of the Company.  Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such Option Shares.
Section 6.            Termination.
6.1.            Termination.  If the Optionee Terminates, (a) subject to Section 4.1(f), the Option, other than the Vested Portion of the Option, shall terminate and be of no further force and effect as of and following the close of business on the date of such Termination, and (b) the Vested Portion of the Option shall be exercisable by the Optionee during the Post-Termination Exercise Period (as defined below), but in no event after the expiration of the Term.  Any portion of the Vested Portion of the Option that, following the Optionee’s Termination, is not exercised prior to the expiration of the Post-Termination Exercise Period shall terminate at the end of the Post-Termination Exercise Period.  Notwithstanding anything in this Agreement or the Plan to the contrary, the Option, whether or not exercisable, shall immediately terminate (a) upon a Termination of the Optionee by the Company or a Subsidiary for Cause, (b) in the event that the Optionee violates any provision of Section 7 hereof or (c) in the event that the Optionee violates any provision of any Restrictive Agreement (as hereinafter defined).
6.2.            “Post-Termination Exercise Period” shall mean the period commencing on the Optionee’s Termination and ending at the close of business on the 90th day after the date of the Optionee’s Termination.  Notwithstanding anything to the contrary herein, in the event of the Optionee’s death or Disability, the Post-Termination Exercise Period shall mean the period commencing on the Optionee’s death or Disability and ending at the close of business on the 180th day after the date of the Optionee’s death or Disability.
Section 7.            Prohibited Activities.  In consideration of and as a condition to the grant of the Option, the Optionee agrees to the covenants set forth in this Section 7.

7.1.            No Sale or Transfer.  The Optionee shall not sell, transfer, assign, grant a participation in, gift, hypothecate, encumber, mortgage, create any lien, pledge, exchange or otherwise dispose of the Option or any portion thereof other than to the extent permitted by Section 11.2 of the Plan.
7.2.            Right to Terminate Option.  The Optionee understands and agrees that the Company has granted this Option to the Optionee to reward the Optionee for the Optionee’s future efforts and loyalty to the Company and its affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company.  Accordingly, if the Optionee (a) engages in any activity prohibited by Section 7 of this Agreement, (b) breaches or violates any obligations under any Restrictive Agreement to which the Optionee is a party or (c) is convicted of a felony against the Company or any of its affiliates, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by written notice, to terminate the Option (including the Vested Portion of the Option), or any unexercised portion thereof, which shall be of no further force and effect.  For the sake of clarity, the foregoing rights of the Company in this Section 7.2 apply only to the outstanding portion of the Option, and shall not apply to any Shares acquired upon exercise of any portion of the Option.
7.3.            Remedies.  The Optionee specifically acknowledges and agrees that the Company’s remedies under this Section 7 shall not prevent the Company or any Subsidiary from seeking injunctive or other equitable relief in connection with the Optionee’s breach of any Restrictive Agreement.  In the event that the provisions of this Section 7 should ever be deemed to exceed the limitation provided by applicable law, then the Optionee and the Company agree that such provisions shall be reformed to set forth the maximum limitations permitted.
7.4.            Restatement of Financial Statements.  In addition to the other provisions in this Section 7, this Agreement, the Option and any Shares issued upon exercise of any portion of the Option shall be subject to any policies of the Company in effect on the Date of Grant or adopted by the Company at any time thereafter that provide for forfeiture of the Option and recoupment of any Shares issued upon exercise of any portion of the Option or of any gain received by the Optionee in connection with the sale of Shares received upon exercise of the Option in the event of any restatement of the Company’s financial statements.
7.5.            Survival of Obligations.  Notwithstanding the termination of this Agreement, the parties to this Agreement shall remain bound by the provisions of this Section 7, which may impose obligations upon the parties that extend beyond the termination of this Agreement.
7.6          “Restrictive Agreement” shall mean any agreement between the Company or any Subsidiary and the Optionee that contains non-competition, non-solicitation, non-hire, non-disparagement or confidentiality restrictions applicable to the Optionee.
Section 8.            Corporate Transaction.  The provisions of Section 13 of the Plan shall apply to this Option in the event of a Corporate Transaction.
Section 9.            Miscellaneous.
9.1.            Acknowledgment.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time.  The Optionee hereby acknowledges that the Optionee has reviewed the Plan and this Agreement and understands the Optionee’s rights and obligations thereunder and hereunder.  The Optionee also acknowledges that the Optionee has been provided with such information concerning the Company, the Plan and this Agreement as the Optionee and the Optionee’s advisors have requested.
9.2.            Reserved.
9.3.            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)              Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.
(b)              Submission to Jurisdiction; Waiver of Jury Trial.  Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of New York in New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party irrevocably and unconditionally agrees not to assert (i) any objection which it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of New York in New York County, (ii) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (iii) any claim that such court does not have jurisdiction with respect to such litigation.  To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.  Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that either of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any litigation.
9.4.            Specific Performance.  Each of the parties agrees that any breach of the terms of this Agreement will result in irreparable injury and damage to the other parties, for which there is no adequate remedy at law.  Each of the parties therefore agrees that in the event of a breach or any threat of breach, the other parties shall be entitled to an immediate injunction and restraining order to prevent such breach, threatened breach or continued breach, and/or compelling specific performance of the Agreement, without having to prove the inadequacy of money damages as a remedy or balancing the equities between the parties.  Such remedies shall be in addition to any other remedies (including monetary damages) to which the other parties may be entitled at law or in equity.  Each party hereby waives any requirement for the securing or posting of any bond in connection with any such equitable remedy.
9.5.            Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
9.6.            Notice.  Unless otherwise provided herein, all notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally or by email, (b) on the date the delivering party receives confirmation, if delivered by facsimile, (c) three business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one business day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):
(a) If to the Company:
    Emerald Expositions Events, Inc.
    31910 Del Obispo, Suite 200
    San Juan Capistrano, CA 92675
    Attention:  David Gosling

(b)              If to the Optionee, at the most recent address contained in the Company’s records.
9.7.           Binding Effect; Assignment; Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Optionee without the prior written consent of the Company.
9.8.             Amendments and Waivers.  Subject to applicable law, this Agreement and any of the provisions hereof may be amended, modified, supplemented or cancelled, in whole or in part, prospectively or retroactively, in each case by the Committee; provided that no such action shall adversely affect the Optionee’s material rights under this Agreement without the Optionee’s consent.  The waiver by a party hereto of a breach by another party hereto of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach by such other party or as a waiver of any other or subsequent breach by such other party, except as otherwise explicitly provided for in the writing evidencing such waiver.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
9.9.             Counterparts.  This Agreement may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.
9.10.          Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.  In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the terms of the Plan shall govern.
9.11.           Withholding.  Whenever Option Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the shares of Common Stock and the delivery of any certificate or certificates for such shares of Common Stock.  Alternatively, in order to satisfy the withholding tax requirements, the Committee may in its sole discretion permit the Optionee to (x) utilize a broker-assisted "cashless exercise" program, (y) have withheld from the Option Shares otherwise issuable upon exercise of the Option the number of shares having a Fair Market Value equal to the applicable withholding amount in accordance with law (up to the maximum statutory amount) or (z) allow another method or combination of methods under procedures by the Company.  The Optionee agrees to indemnify the Company against any national, federal, state and local withholding taxes for which the Company may be liable in connection with the Optionee’s acquisition, ownership or disposition of any Option Shares.
9.12.         No Right to Continued Employment or Business Relationship.  This Agreement shall not confer upon the Optionee any right with respect to continued employment or a continued business relationship with the Company or any affiliate thereof, nor shall it interfere in any way with the right of the Company or any affiliate thereof to Terminate such Optionee at any time.
9.13.           General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof.  Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.  Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

EMERALD EXPOSITIONS EVENTS, INC.

By:
Name: David Gosling
Title: SVP, General Counsel and Secretary

Agreed and acknowledged as
of the Date of Grant:
_________________________________
Name: Brian Field

Shares Subject to the Option:1

Option Price:

1 NTD: A number of shares with a Black-Scholes value equal to $105,000 based on the stock price on the Date of Grant, which is expected to be June 3, 2019.

Exhibit A

EMERALD EXPOSITIONS EVENTS, INC.
NOTICE OF OPTION EXERCISE
Subject to the terms and conditions hereof, the undersigned (the “Purchaser”) hereby elects to exercise his or her option to purchase __________ shares (the “Shares”) of Emerald Expositions Events, Inc. (the “Company”) under the Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan (the “Plan”) and the Stock Option Agreement dated as of _______________ (the “Option Agreement”).  The purchase price for the Shares shall be $______ per Share for a total purchase price of $[●] (subject to applicable withholding taxes).
The Purchaser tenders herewith payment of the full Option Price in the form of (circle applicable method(s)):
(a) cash, by check or by wire transfer;
(b) wiwith permission of the Committee by utilizing a broker-assisted “cashless exercise”; or
(c) with permission of the Committee, by reducing the number of Shares to be issued to him or her hereby by that number of Shares having an aggregate Fair Market Value on the date hereof equal to the aggregate purchase price of the Shares.
The Purchaser will deliver any other documents that the Company requires in connection with this exercise election.
In connection with the purchase of Shares, Purchaser represents and covenants the following:
1. Tax Withholding.  The Purchaser authorizes payroll withholding and will make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company in connection with the exercise of the Option set forth herein.  The Purchaser may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the methods set forth in the Option Agreement.  The Purchaser understands that ownership of the Shares will not be transferred to the Purchaser until the total Option Price and all applicable withholding taxes have been paid.
2. Knowledge and Representation.  The Purchaser is relying on his or her own business judgment and knowledge and the advice of his or her own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company, in making the decision to purchase the Shares.  The Purchaser, either alone or with his or her advisors, has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of the purchase of the Shares and has the capacity to protect his or her own interests in connection with such purchase.  In furtherance of the foregoing, the Purchaser represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to the Purchaser by or on behalf of the Company, and (ii) the Purchaser will continue to bear sole responsibility for making his or her own independent evaluation and monitoring of the risks of his or her investment in the Company.  In addition, the Purchaser understands that he or she is purchasing the Shares pursuant to the terms and conditions of the Plan and the Option Agreement, copies of which the Purchaser has read and understands.
3. Tax Consequences.  The Purchaser understands that he or she may suffer adverse tax consequences as a result of his or her purchase or disposition of the Shares.  The Purchaser represents that he or she has consulted any tax consultants he or she deems advisable in connection with the purchase or disposition of the Shares and that he or she is not relying on the Company for any tax advice.  Purchaser understands that, prior to the issuance of any Shares, Purchaser will have to make satisfactory arrangements with the Company to satisfy any withholding requirements applicable to the exercise of the Option.

Please record the ownership of such Shares in the name of:
Name:_________________________________________________________________________
Address:_______________________________________________________________________
Social Security or Tax I.D. Number:_________________________________________________

Signature:________________________________________
Dated:______________, 20__